Exhibit 3.1

BETA BIONICS, INC.

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Beta Bionics, Inc., a corporation (the “Corporation”) organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”) does hereby certify that:

1. The name of the Corporation is Beta Bionics, Inc.

2. The Corporation was originally incorporated pursuant to the General Corporation Law on August 30, 2024.

3. The Board of Directors of the Corporation (the “Board of Directors”) duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolutions adopted and approved the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law.

4. The Amended and Restated Certificate of Incorporation so adopted and approved reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer as of November 7, 2024.

BETA BIONICS, INC.

/s/ Sean T. Saint
Sean T. Saint, Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BETA BIONICS, INC.

ARTICLE 1. NAME

The name of this corporation is Beta Bionics, Inc. (the “Corporation”). The registered office of the Corporation in the State of Delaware is located at 131 Continental Drive, Suite 301, Newark, Delaware 19713-4323, and the name of the registered agent of the Corporation in the State of Delaware at such address is Incorp Services, Inc.

ARTICLE 2. PURPOSE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “General Corporation Law”).

ARTICLE 3. AUTHORIZED CAPITAL

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 75,886,910 shares of Common Stock, $0.0001 par value per share (“Common Stock”) and (ii) 34,966,547 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

ARTICLE 4. RIGHTS, PREFERENCES, PRIVILEGES

AND RESTRICTIONS OF CAPITAL STOCK

A. COMMON STOCK.

5,790,000 shares of the authorized Common Stock of the Corporation are hereby designated as “Class A Common Stock,” $0.0001 par value per share (the “Class A Common Stock”), 70,000,000 shares of the authorized Common Stock of the Corporation are hereby designated as “Class B Common Stock,” $0.0001 par value per share (the “Class B Common Stock”), and (iii) 96,910 shares of shares of the authorized Common Stock of the Corporation are hereby designated as “Class C Common Stock,” $0.0001 par value per share (the “Class C Common Stock,” and together with the Class A Common Stock and Class B Common Stock, the “Common Stock”), each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the powers, preferences and special rights of the holders of the Preferred Stock set forth herein.

2. Voting. Except as otherwise provided herein or by applicable law, the holders of the Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock, and the holders of the Class B Common Stock shall be entitled to one vote for each share of Class B Common Stock held as of the applicable record date for each meeting of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of

Incorporation (this “Certificate of Incorporation”) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the General Corporation Law. There shall be no cumulative voting. Except as set forth in Section 3(b) of Part B of Article 4, Class A Common Stock and Class B Common Stock shall vote together as a single class (together, the “Voting Common Stock”). The number of authorized shares of Common Stock (including the authorized shares of Class A Common Stock, Class B Common Stock or Class C Common Stock) may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

3. No Voting Rights and No Notice Rights for Class C Common Stock. The holders of Class C Common Stock shall not have the right to vote on any matter submitted to a vote of the Corporation’s stockholders, whether at a meeting of stockholders or otherwise. The holders of Class C Common Stock shall not have the right to receive notice of any meeting (unless required by law), vote or request for unanimous consent by the Corporation’s holders of stock with voting rights. In all other respects, Class C Common Stock shall be identical to Common Stock.

4. Mandatory Conversion of Classes of Common Stock.

(a) Trigger Events. Upon either (i) the closing of the sale of Common Stock to the public in the Corporation’s initial firm-commitment underwritten public offering (“IPO”) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), (ii) the closing of a merger, acquisition, business combination, or similar transaction, in each case with a vehicle commonly known as a special purpose acquisition company (i.e., a blank check company with no operations) (a “SPAC Transaction”), in which the Corporation’s outstanding shares of capital stock are exchanged for or otherwise converted into securities that are publicly listed on a securities exchange (the “Public Shares”), or (iii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Voting Common Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Common Conversion Time”), then (A) all outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall automatically be converted into a like number of shares of Common Stock undesignated as to a particular class or series, (B) such converted shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred, (C) of the authorized shares of Common Stock, there shall be no designated Class A Common Stock, Class B Common Stock or Class C Common Stock, and (D) all references in this Certificate of Incorporation to “ Class A Common Stock,” “Class B Common Stock” or “Class C Common Stock” shall thereafter be deemed to refer solely to the shares of “Common Stock” authorized pursuant to Article 3 above undesignated as to a particular class or series. The Corporation shall thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Common Stock accordingly.

(b) Procedural Requirements. All holders of record of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be sent written notice of the Mandatory Common Conversion Time and the place designated for mandatory conversion of all such shares of Common Stock pursuant to this Section 4. Such notice need not be sent in advance of the occurrence of the Mandatory Common Conversion Time. Upon receipt of such notice, each holder of shares of Common Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Class A Common Stock, Class B Common Stock and Class C Common Stock converted pursuant to Section 4(a), including the rights, if any, to receive notices and vote (other than as a holder of the Common Stock into which such Class A Common Stock, Class B Common Stock and Class C Common Stock has been converted pursuant to Section 4(a) above), shall terminate at the Mandatory Common Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 4(b). As soon as practicable after the Mandatory Common Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Class A Common Stock, Class B Common Stock and Class C Common Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof.

5. Notices. Any notice required or permitted by the provisions of this Part A of Article 4 to be given to a holder of shares of Common Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

B. PREFERRED STOCK.

500,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock,” $0.0001 par value per share (the “Series A Preferred Stock”), 500,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A-2 Preferred Stock,” $0.0001 par value per share (the “Series A-2 Preferred Stock”), 4,197,930 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock,” $0.0001 par value per share (the “Series B Preferred Stock”), 3,960,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B-2 Preferred Stock,” $0.0001 par value per share (the “Series B-2 Preferred Stock”), 5,127,250 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock,” $0.0001 par value per share (the “Series C Preferred Stock”), 12,107,140 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock,” $0.0001 par value per share (the “Series D Preferred Stock”), and 8,574,227 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series E Preferred Stock,” $0.0001 par value per share (the “Series E Preferred Stock” and, together with the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the “Preferred Stock”), each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” in this Part B of Article 4 refer to sections of this Part B of Article 4.

1. Dividends. On a pari passu basis prior and in preference to any declaration or payment of any other dividends (including dividends on the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock, Series C Preferred Stock and Common Stock), the Series D Preferred Stock and Series E Preferred Stock shall be entitled to a noncumulative dividend of four percent of the applicable “Original Issue Price” (as defined below) per year, out of any funds and assets legally available therefor, if, when and as declared by the Corporation’s Board of Directors (the “Board of Directors”) (the “Series E and D Dividend”). After payment in full of the Series E and D Dividend, if any, then on a pari passu basis prior and in preference to any declaration or payment of any other dividends (including dividends on the Common Stock), (i) the Series C Preferred Stock, Series B Preferred Stock and Series B-2 Preferred Stock shall be entitled to a noncumulative dividend of two percent of the applicable Original Issue Price, and (ii) the Series A Preferred Stock and Series A-2 Preferred Stock shall be entitled to a noncumulative dividend of four percent of the applicable Original Issue Price, in each case, per year, out of any funds and assets legally available therefor, if, when and as declared by the Board of Directors (together with Series E and D Dividend, the “Annual Dividend”). The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Certificate of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to the applicable Annual Dividend plus (1) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of such Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (2) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the applicable Original Issue Price for such series of Preferred Stock; provided, however, that if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend. The “Series A Original Issue Price” means $10.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series A-2 Original Issue Price” means $10.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-2 Preferred Stock. The “Series B Original Issue Price” means $15.02 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Series B-2 Original Issue Price” means $16.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-2 Preferred Stock. The “Series C Original Issue Price” means $13.90802 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock. The “Series D Original Issue Price” means $8.40 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock. The “Series E Original Issue Price” means $6.997716 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock. The term “Original Issue Price” shall refer to the Series A Original Issue Price, the Series A-2 Original Issue Price, the Series B Original Issue Price, the Series B-2 Original Issue Price, the Series C Original Issue Price, Series D Original Issue Price or the Series E Original Issue Price, or all of them, as applicable.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

(a) Preferential Payments to Holders of Series E Preferred Stock and Series D Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series E Preferred Stock and Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a “Deemed Liquidation Event” (as defined below), the holders of shares of Series E Preferred Stock and Series D Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the “Available Proceeds” (as defined below), as applicable, on a pari passu basis based on their respective “Liquidation Amounts” (as defined below) before any payment shall be made to the holders of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock, Series C Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to (i) with respect to the Series E Preferred Stock, the greater of the Series E Original Issue Price, plus any dividends declared but unpaid thereon, or such amount per share as would have been payable had all shares of Series E Preferred Stock (and all shares of all other series of Preferred Stock that would receive a larger distribution per share if such series of Preferred Stock were converted into Common Stock) been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series E Liquidation Amount”), and (ii) with respect to the Series D Preferred Stock, the greater of the Series D Original Issue Price, plus any dividends declared but unpaid thereon, or such amount per share as would have been payable had all shares of Series D Preferred Stock (and all shares of all other series of Preferred Stock that would receive a larger distribution per share if such series of Preferred Stock were converted into Common Stock) been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series D Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series E Preferred Stock and Series D Preferred Stock the full amount to which they shall be entitled under this Section 2(a), the holders of shares of Series E Preferred Stock and Series D Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of such shares of Series E Preferred Stock and Series D Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares of Series E Preferred Stock and Series D Preferred Stock were paid in full.

(b) Preferential Payments to Holders of Other Series of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of the Series E Liquidation Amounts and Series D Liquidation Amounts required to be paid to the holders of shares of Series E Preferred Stock and Series D Preferred Stock pursuant to Section 2(a) above, the holders of shares of Series C Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock, Series A Preferred Stock and Series A-2 Preferred Stock then outstanding shall be entitled to be paid out of the remaining assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the holders of shares of Series C Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock, Series A Preferred Stock and Series A-2 Preferred Stock then outstanding shall be entitled to be paid out of the remaining consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds, as applicable, in each case on a pari passu basis based on their respective Liquidation Amounts, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the applicable Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of each such series of Preferred Stock (and all shares of all other series of Preferred Stock that would receive a larger distribution per share if such series of Preferred Stock were converted into Common Stock) been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series C Liquidation Amount,” “Series B Liquidation Amount,” “Series B-2 Liquidation Amount,” “Series A Liquidation Amount” or “Series A-2 Liquidation Amount,” as applicable, and, collectively, the “Series A, B and C Liquidation Amounts” and together with the Series E Liquidation Amount and Series D Liquidation Amount, the “Liquidation Amounts”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled under this Section 2(b), the holders of shares of Series C Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock, Series A Preferred Stock and Series A-2 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of such shares of Series C Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock, Series A Preferred Stock and Series A-2 Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares of Series C Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock, Series A Preferred Stock and Series A-2 Preferred Stock were paid in full.

(c) Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of all amounts required to be paid to the holders of shares of Preferred Stock pursuant to Sections 2(a) and 2(b) above, the remaining assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Preferred Stock pursuant to Sections 2(a) and 2(b) or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of shares of Common Stock pro rata based on the number of shares of Common Stock held by each such holder.

(d) Deemed Liquidation Events.

(i) Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless (A) the holders of a majority of the then outstanding shares of Series E Preferred Stock, voting as a separate class (the “Requisite Series E Majority”), (B) the holders of a majority of the then outstanding shares of Series D Preferred Stock, voting as a separate class, which majority shall include at least one of the “Lead Investors” (as such term is defined in that certain Series D Preferred Stock and Warrant Purchase Agreement dated as of August 28, 2023, by and among the Corporation and the Purchasers party thereto) (the “Requisite Series D Majority”), and (C) the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis (together with the Requisite Series E Majority and Requisite Series D Majority, the “Requisite Holders”), elect otherwise by written notice sent to the Corporation at least 10 days prior to the effective date of any such event:

(1) a merger, consolidation, statutory conversion, transfer, domestication, or continuance in which (A) the Corporation is a constituent party or (B) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger, consolidation, statutory conversion, transfer, domestication, or continuance, except any such merger, consolidation, statutory conversion, transfer, domestication, or continuance involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger, consolidation, statutory conversion, transfer, domestication, or continuance continue to represent, or are converted into or exchanged for shares of capital stock or other equity interests that represent, immediately following such merger, consolidation, statutory conversion, transfer, domestication, or continuance, a majority, by voting power, of the capital stock or other equity interests of (x) the surviving or resulting corporation or entity; or (y) if the surviving or resulting corporation or entity is a wholly owned subsidiary of another corporation or entity immediately following such merger, consolidation, statutory conversion, transfer, domestication, or continuance, the parent corporation or entity of such surviving or resulting corporation or entity;

(2) (A) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or (B) the sale, lease, transfer, exclusive license or other disposition (whether by merger, consolidation, statutory conversion, domestication, continuance or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or

(3) a SPAC Transaction, other than a Qualified SPAC Transaction. A “Qualified SPAC Transaction” means a SPAC Transaction where (i) the aggregate value of the Public Shares received (as set forth in the transaction agreement for the SPAC Transaction) with respect to each share of Series E Preferred Stock and Series D Preferred Stock (or the Common Stock issuable upon conversion of one share of Series E Preferred Stock and Series D Preferred Stock) at such closing is equal to at least $7.41177 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), (ii) the public company surviving or resulting from the SPAC Transaction has available cash immediately after the consummation of the SPAC Transaction of at least $100,000,000 in the aggregate (which may include the proceeds of a private investment in public equity transaction that is substantially contemporaneous with or conditioned on the SPAC Transaction), and (iii) the Public Shares are listed for trading on the Nasdaq Stock Market’s National Market or the New York Stock Exchange.

(ii) Effecting a Deemed Liquidation Event.

(1) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 2(d)(i)(1)(A) unless the agreement or plan with respect to such transaction, or terms of such transaction (any such agreement, plan or terms, the “Transaction Document”), provide that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be allocated to the holders of capital stock of the Corporation in accordance with Sections 2(a), 2(b) and 2(c).

(2) In the event of a Deemed Liquidation Event referred to in Sections 2(d)(i)(1)(B), 2(d)(i)(2) or 2(d)(i)(3), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 30 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 30th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii), to require the redemption of such shares of Preferred Stock, and (ii) unless the Requisite Holders request otherwise in a written instrument delivered to the Corporation not later than 60 days after such Deemed Liquidation Event, the

Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, any other expenses reasonably related to such Deemed Liquidation Event or any other expenses incident to the dissolution of the Corporation as provided herein, in each case as determined in good faith by the Board of Directors), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the 90th day after such Deemed Liquidation Event (the “DLE Redemption Date”), to redeem all outstanding shares of Preferred Stock at a price per share equal to the applicable Liquidation Amount; provided, that if the definitive agreements governing such Deemed Liquidation Event contain contingent indemnification obligations on the part of the Corporation and prohibit the Corporation from distributing all or a portion of the Available Proceeds while such indemnification obligations remain outstanding, then the DLE Redemption Date shall automatically be extended to the date that is 10 business days following the date on which such prohibition expires. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall first ratably redeem each holder’s shares of Series E Preferred Stock and/or Series D Preferred Stock to the fullest extent of such Available Proceeds based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series E Preferred Stock and/or Series D Preferred Stock as soon as it may lawfully do so under Delaware law governing distributions to stockholders, and second, to the extent there are Available Proceeds remaining, shall ratably redeem each holder’s shares of Series C Preferred Stock and/or Series B Preferred Stock and/or Series B-2 Preferred Stock and/or Series A Preferred Stock and/or Series A-2 Preferred Stock, as applicable, to the fullest extent of such Available Proceeds based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. Prior to the distribution or redemption provided for in this Section 2(d)(ii)(2), the Corporation shall not expend or dissipate the Available Proceeds for any purpose, except to discharge expenses incurred in connection with such Deemed Liquidation Event. In connection with a distribution or redemption provided for in Section 2(d)(ii), the Corporation shall send written notice of the redemption (the “Redemption Notice”) to each holder of record of Preferred Stock. Each Redemption Notice shall state: (x) the number of shares of Preferred Stock held by the holder that the Corporation shall redeem on the date specified in the Redemption Notice; (y) the redemption date and the price per share at which the shares of Preferred Stock are being redeemed; and (z) for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed. If the Redemption Notice shall have been duly given, and if payment is tendered or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, all rights with respect to such shares shall forthwith after the date terminate, except only the right of the holders to receive the payment without interest upon surrender of any such certificate or certificates therefor.

(3) Amount Deemed Paid or Distributed. If the amount deemed paid or distributed under this Section 2(d) is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined as follows: (a) for securities not subject to investment letters or other similar restrictions on free marketability, (i) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30 day period ending three days prior to the closing of such transaction; (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30 day period ending three days prior to the closing of such transaction; or (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the “Requisite Directors” (as defined below); and (b) the method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Requisite Directors) from the market value as determined pursuant to clause (a) above so as to reflect the approximate fair market value thereof.

(iii) Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Section 2(d)(i)(1)(A) or 2(d)(i)(1)(B), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Transaction Document shall provide that (1) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2(a), 2(b) and 2(c) as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (2) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2(a), 2(b) and 2(c) after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 2(d)(iii), consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration. For the avoidance of doubt, the Liquidation Amounts shall not be decreased (A) irrespective of whether any Additional Consideration is forfeited or (B) irrespective of whether any Additional Consideration is paid to holders of Common Stock.

3. Voting.

(a) General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Class B Common Stock into which the shares of Preferred Stock held by such holder are convertible (as provided in Section 4 below) as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Class A Common Stock and Class B Common Stock as a single class and on an as-converted to Common Stock basis.

(b) Election of Directors.

(i) At all times when at least 5,000,000 shares of Preferred Stock remain outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Preferred Stock), (A) the holders of record of the shares of Series D Preferred Stock, exclusively and voting together as a separate class, shall be entitled to elect five directors of the Corporation (the “Series D Directors”), (B) the holders of record of the shares of Series C Preferred Stock, exclusively and voting together as a separate class, shall be entitled to elect one director of the Corporation, and (C) the holders of record of the shares of Series B Preferred Stock and Series B-2 Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, shall be entitled to elect one director of the Corporation. At all times when any shares of Class A Common Stock remain outstanding, the holders of record of the shares of Class A Common Stock, exclusively and voting together as a separate class, shall be entitled to elect one director of the Corporation. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock), exclusively and voting together as a single class on an as-converted to Common Stock basis, shall be entitled to elect the balance of the total number of directors of the Corporation (the “At-Large Directors”).

(ii) Any director elected as provided in Section 3(b)(i) may be removed without cause by, and only by, the affirmative vote of the holders of a majority of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders.

(iii) If the holders of shares of Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to Section 3(b)(i), then any directorship not so filled shall remain vacant until such time as the holders of the Preferred Stock or Common Stock, as the case may be, fill such directorship in accordance with Section 3(b)(i). A vacancy in any At-Large Director seat can be filled by either (A) the vote or written consent in lieu of a meeting of the stockholders entitled to elect the At-Large Directors, or (B) the vote or written consent in lieu of a meeting of a majority of the remaining director(s).

(iv) At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series of capital stock entitled to elect such director shall constitute a quorum for the purpose of electing such director.

(v) The “Requisite Directors” means the Board of Directors including a majority of the Series D Directors then seated.

(c) Preferred Stock Protective Provisions. At any time when any shares of Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, recapitalization, reclassification, waiver, statutory conversion, or otherwise, effect any of the following acts or transactions without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis, given in writing or by vote at a meeting, and any such act or transaction that has not been approved by such consent or vote prior to such act or transaction being effected shall be null and void ab initio, and of no force or effect:

(i) amend, alter or repeal any provision of this Certificate of Incorporation or the Bylaws of the Corporation (the “Bylaws”) in a manner that adversely affects the special rights, powers and preferences of the Preferred Stock (or any series thereof);

(ii) create, or authorize the creation of, or issue or obligate itself to issue shares of, or reclassify, any additional class or series of capital stock unless the same ranks junior to the existing classes or series of Preferred Stock with respect to its special rights, powers and preferences;

(iii) increase the authorized number of shares of Common Stock, Preferred Stock, or any additional class or series of capital stock of the Corporation unless the same ranks junior to the Preferred Stock with respect to its special rights, powers and preferences;

(iv) (1) reclassify, alter or amend any existing security of the Corporation that is pari passu with any class or series of the Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the existing classes or series of Preferred Stock in respect of any such right, power or preference, or (2) reclassify, alter or amend any existing security of the Corporation that is junior to the Series B Preferred Stock, Series B-2 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series B Preferred Stock, Series B-2 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in respect of any such right, power or preference;

(v) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (1) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (2) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, or (3) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof;

(vi) unless the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would not exceed $1,000,000, and other than equipment leases, bank lines of credit or trade payables incurred in the ordinary course of business, create, or issue, any debt security, create any lien or security interest (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business), or incur other indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees, or permit any subsidiary to take any such action with respect to any debt security lien, security interest or other indebtedness for borrowed money;

(vii) create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of capital stock, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

(viii) enter into any transaction with any affiliate of the Corporation or any individual in the role of senior management of the Corporation, except for compensatory agreements entered into in the ordinary course of business, or enter into any transaction with a private company in which any individual in the role of senior management of the Corporation holds a seat on the board of directors or has at least one percent of the outstanding equity; or

(ix) materially change the business in which the Corporation is presently engaged, or presently proposes to engage, to an industry other than developing and commercializing medical therapeutic systems.

(d) Series A Preferred Stock Protective Provisions. At any time when at least 250,000 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, share exchange, consolidation, recapitalization, reclassification or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock;

(ii) create, or authorize the creation of, any additional class or series of capital stock that ranks senior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series A Preferred Stock or the authorized number of shares of any additional class or series of capital stock that ranks senior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, provided that for the avoidance of doubt, nothing in this Certificate of Incorporation shall prevent the Board of Directors from creating, or authorizing the creation of, any additional class of Common or Preferred Stock that ranks junior or pari passu to Series A Preferred Stock;

(iii) (1) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference, or privilege or (2) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference or privilege;

(iv) purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Corporation other than (1) redemptions of the Preferred Stock as expressly authorized herein or (2) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof; or

(v) pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, provided, however, that this protective provision shall terminate upon the termination of the rights set forth in Section 4(d).

(e) Series A-2 Preferred Stock Protective Provisions. At any time when at least 250,000 shares of Series A-2 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-2 Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment merger, share exchange, recapitalization, recapitalization, reclassification or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A-2 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or rights of the Series A-2 Preferred Stock;

(ii) create, or authorize the creation of, any additional class or series of capital stock that ranks senior to the Series A-2 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series A-2 Preferred Stock or the authorized number of shares of any additional class or series of capital stock that ranks senior to the Series A-2 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, provided that for the avoidance of doubt, nothing in this Certificate of Incorporation shall prevent the Board of Directors from creating, or authorizing the creation of, any additional class of Common or Preferred Stock that ranks junior or pari passu to Series A-2 Preferred Stock;

(iii) (1) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A-2 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A-2 Preferred Stock in respect of any such right, preference, or privilege or (2) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A-2 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A-2 Preferred Stock in respect of any such right, preference or privilege;

(iv) purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Corporation other than (1) redemptions of the Preferred Stock as expressly authorized herein or (2) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any-subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof; or

(v) pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, provided, however, that this protective provision shall terminate upon the termination of the rights set forth in Section 4(d).

(f) Series B Preferred Stock Protective Provisions. At any time when at least 100,000 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, share exchange, recapitalization, reclassification or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Stock;

(ii) create, or authorize the creation of, any additional class or series of capital stock that ranks senior or pari passu to the Series B Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series B Preferred Stock or the authorized number of shares of any additional class or series of capital stock that ranks senior or pari passu to the Series B Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, provided that for the avoidance of doubt, nothing in this Certificate of Incorporation shall prevent the Board of Directors from creating, or authorizing the creation of, any additional class of Common or Preferred Stock that ranks junior to Series B Preferred Stock;

(iii) (1) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series B Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series B Preferred Stock in respect of any such right, preference, or privilege or (2) reclassify, alter or amend any existing security of the Corporation that is junior to the Series B Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu to the Series B Preferred Stock in respect of any such right, preference or privilege;

(iv) purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Corporation other than (1) redemptions of the Preferred Stock as expressly authorized herein or (2) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof;

(v) pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, provided, however, that this protective provision shall terminate upon the termination of the rights set forth in Section 4(d);

(vi) increase or decrease the number of authorized shares of Series B Preferred Stock; or

(vii) increase or decrease the number of authorized directors constituting the Board of Directors, change the number of votes entitled to be cast by any director or directors on any matter, or adopt any provision inconsistent with Article 6.

(g) Series B-2 Preferred Stock Protective Provisions. At any time when at least 100,000 shares of Series B-2 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-2 Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, share exchange, recapitalization, reclassification or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B-2 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or rights of the Series B-2 Preferred Stock;

(ii) create, or authorize the creation of, any additional class or series of capital stock that ranks senior or pari passu to the Series B-2 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series B-2 Preferred Stock or the authorized number of shares of any additional class or series of capital stock that ranks senior or pari passu to the Series B-2 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, provided that for the avoidance of doubt, nothing in this Certificate of Incorporation shall prevent the Board of Directors from creating, or authorizing the creation of, any additional class of Common or Preferred Stock that ranks junior to Series B-2 Preferred Stock;

(iii) (1) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series B-2 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series B-2 Preferred Stock in respect of any such right, preference, or privilege or (2) reclassify, alter or amend any existing security of the Corporation that is junior to the Series B-2 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu to the Series B-2 Preferred Stock in respect of any such right, preference or privilege;

(iv) purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Corporation other than (1) redemptions of the Preferred Stock as expressly authorized herein or (2) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof;

(v) pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, provided, however, that this protective provision shall terminate upon the termination of the rights set forth in Section 4(d);

(vi) increase or decrease the number of authorized shares of Series B-2 Preferred Stock; or

(vii) increase or decrease the number of authorized directors constituting the Board of Directors, change the number of votes entitled to be cast by any director or directors on any matter, or adopt any provision inconsistent with Article 6.

(h) Series C Preferred Stock Protective Provisions. At any time when at least 100,000 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, share exchange, recapitalization, reclassification or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or rights of the Series C Preferred Stock;

(ii) create, or authorize the creation of, any additional class or series of capital stock that ranks senior or pari passu to the Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series C Preferred Stock or the authorized number of shares of any additional class or series of capital stock that ranks senior or pari passu to the Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, provided that for the avoidance of doubt, nothing in this Certificate of Incorporation shall prevent the Board of Directors from creating, or authorizing the creation of, any additional class of Common or Preferred Stock that ranks junior to Series C Preferred Stock;

(iii) (1) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series C Preferred Stock in respect of any such right, preference, or privilege or (2) reclassify, alter or amend any existing security of the Corporation that is junior to the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu to the Series C Preferred Stock in respect of any such right, preference or privilege;

(iv) purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Corporation other than (1) redemptions of the Preferred Stock as expressly authorized herein or (2) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof;

(v) pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock;

(vi) increase or decrease the number of authorized shares of Series C Preferred Stock;

(vii) consummate an IPO pursuant to an effective registration statement under the Securities Act that is not a “Qualified IPO” (as defined below);

(viii) consummate a SPAC Transaction that is not a Qualified SPAC Transaction;

(ix) increase or decrease the number of authorized directors constituting the Board of Directors, change the number of votes entitled to be cast by any director or directors on any matter, or adopt any provision inconsistent with Article 6; or

(x) create, adopt, amend, terminate or repeal any equity (or equity-linked) compensation plan or amend or waive any of the terms of any option or other grant pursuant to any such plan.

(i) Series D Preferred Stock Protective Provisions. At any time when at least 200,000 shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, share exchange, recapitalization, reclassification or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the Requisite Series D Majority, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or effect any other transaction or series of related transactions in which a person and/or entity, or a group of related persons and/or entities, acquires from stockholders of the Corporation capital stock of the Corporation representing a majority of the outstanding voting power of the Corporation, in each case unless the per share consideration received by the holders of shares of Series D Preferred Stock is at least $9.88236 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization);

(ii) waive (1) the liquidation preference set forth in Section 2(a) with respect to the Series D Preferred Stock, (2) the treatment of any transaction as a Deemed Liquidation Event as set forth in Section 2(d) with respect to the rights of the Series D Preferred Stock, or (3) the anti-dilution adjustments set forth in Section 4(d)(iv) of this Certificate of Incorporation with respect to the Series D Preferred Stock.

(iii) amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or rights of the Series D Preferred Stock;

(iv) create, or authorize the creation of, any additional class or series of capital stock that ranks senior or pari passu to the Series D Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series D Preferred Stock or the authorized number of shares of any additional class or series of capital stock that ranks senior or pari passu to Series D Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, provided that for the avoidance of doubt, nothing in this Certificate of Incorporation shall prevent the Board of Directors from creating, or authorizing the creation of, any additional class of Common or Preferred Stock that ranks junior to Series D Preferred Stock;

(v) (1) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series D Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series D Preferred Stock in respect of any such right, preference, or privilege or (2) reclassify, alter or amend any existing security of the Corporation that is junior to the Series D Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu to the Series D Preferred Stock in respect of any such right, preference or privilege;

(vi) purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Corporation other than (1) redemptions of the Preferred Stock as expressly authorized herein or (2) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof;

(vii) pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock;

(viii) increase or decrease the number of authorized shares of Series D Preferred Stock;

(ix) consummate an IPO pursuant to an effective registration statement under the Securities Act that is not a Qualified IPO;

(x) consummate a SPAC Transaction that is not a Qualified SPAC Transaction;

(xi) increase or decrease the number of authorized directors constituting the Board of Directors, change the number of votes entitled to be cast by any director or directors on any matter, or adopt any provision inconsistent with Article 6; or

(xii) create, adopt, amend, terminate or repeal any equity (or equity-linked) compensation plan or amend or waive any of the terms of any option or other grant pursuant to any such plan.

(j) Series E Preferred Stock Protective Provisions. At any time when at least 200,000 shares of Series E Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, share exchange, recapitalization, reclassification or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the Requisite Series E Majority, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or effect any other transaction or series of related transactions in which a person and/or entity, or a group of related persons and/or entities, acquires from stockholders of the Corporation capital stock of the Corporation representing a majority of the outstanding voting power of the Corporation, in each case unless the per share consideration received by the holders of shares of Series E Preferred Stock is at least $9.88236 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization);

(ii) waive (1) the liquidation preference set forth in Section 2(a) with respect to the Series E Preferred Stock, (2) the treatment of any transaction as a Deemed Liquidation Event as set forth in Section 2(d) with respect to the rights of the Series E Preferred Stock, or (3) the anti-dilution adjustments set forth in Section 4(d)(iv) of this Certificate of Incorporation with respect to the Series E Preferred Stock.

(iii) amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or rights of the Series E Preferred Stock;

(iv) create, or authorize the creation of, any additional class or series of capital stock that ranks senior or pari passu to the Series E Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series E Preferred Stock or the authorized number of shares of any additional class or series of capital stock that ranks senior or pari passu to Series E Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, provided that for the avoidance of doubt, nothing in this Certificate of Incorporation shall prevent the Board of Directors from creating, or authorizing the creation of, any additional class of Common or Preferred Stock that ranks junior to Series E Preferred Stock;

(v) (1) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series E Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series E Preferred Stock in respect of any such right, preference, or privilege or (2) reclassify, alter or amend any existing security of the Corporation that is junior to the Series E Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu to the Series E Preferred Stock in respect of any such right, preference or privilege;

(vi) purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Corporation other than (1) redemptions of the Preferred Stock as expressly authorized herein or (2) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof;

(vii) pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock;

(viii) increase or decrease the number of authorized shares of Series E Preferred Stock;

(ix) consummate an IPO pursuant to an effective registration statement under the Securities Act that is not a Qualified IPO;

(x) consummate a SPAC Transaction that is not a Qualified SPAC Transaction;

(xi) increase or decrease the number of authorized directors constituting the Board of Directors, change the number of votes entitled to be cast by any director or directors on any matter, or adopt any provision inconsistent with Article 6; or

(xii) create, adopt, amend, terminate or repeal any equity (or equity-linked) compensation plan or amend or waive any of the terms of any option or other grant pursuant to any such plan.

(k) Super Majority Protective Provisions. At any time when any shares of Voting Common Stock or Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, share exchange, recapitalization, reclassification or otherwise, do the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 60% of the then outstanding shares of Voting Common Stock and Preferred Stock, voting together as a single class, on an as-converted to Common Stock basis, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect: liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event (other than a IPO or SPAC Transaction), or effect any other transaction or series of related transactions in which a person and/or entity, or a group of related persons and/or entities, acquires from stockholders of the Corporation capital stock of the Corporation representing a majority of the outstanding voting power of the Corporation (other than an IPO or SPAC Transaction).

4. Optional Conversion. The holders of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert.

(i) Conversion Ratio. Each share of Preferred Stock (other than the Series D Preferred Stock) shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such whole number of fully paid and non-assessable shares of Class B Common Stock as is determined by dividing the applicable Original Issue Price by the applicable “Conversion Price” (as defined below) in effect at the time of conversion. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Class B Common Stock as is determined by dividing $4.94118 by the “Series D Conversion Price” (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $8.0055. The “Series A-2 Conversion Price” shall initially be equal to $8.0055. The “Series B Conversion Price” shall initially be equal to $10.63084. The “Series B-2 Conversion Price” shall initially be equal to $11.11989. The “Series C Conversion Price” shall initially be equal to $10.37275. The “Series D Conversion Price” shall initially be equal to $4.94118. The “Series E Conversion Price” shall initially be equal to $6.997716. The “Conversion Price” shall refer to either the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series B-2 Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price, or all of them, as applicable. Each such Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in this Section 4.

(ii) Termination of Conversion Rights. In the event of a notice of redemption of any shares of Preferred Stock pursuant to Section 2(d)(ii)(2), the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock; provided that the foregoing termination of Conversion Rights shall not affect the amount(s) otherwise paid or payable in accordance with Sections 2(a) and 2(b) to holders of Preferred Stock pursuant to such liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event.

(b) Number of Shares Issuable Upon Conversion. The number of shares of Common Stock issuable to a holder of Preferred Stock upon conversion of such Preferred Stock shall be the nearest whole share, after aggregating all fractional interests in shares of Common Stock that would otherwise be issuable upon conversion of all shares of that same series of Preferred Stock being converted by such holder (with any fractional interests after such aggregation representing 0.5 or greater of a whole share being entitled to a whole share). For the avoidance of doubt, no fractional interests in shares of Common Stock shall be created or issuable as a result of the conversion of the Preferred Stock pursuant to Section 4(a)(i).

(c) Mechanics of Conversion.

(i) Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall (1) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Preferred Stock and, if applicable, any event on which such conversion is contingent and (2) if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (A) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (B) pay in cash such amount as provided in Section 4(b) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion, and (C) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

(ii) Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation. Before taking any action that would cause an adjustment reducing the Conversion Price for any series of Preferred Stock below the then par value of the shares of Common Stock issuable upon conversion of such series of Preferred Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

(iii) Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon.

(iv) No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(v) Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(d) Adjustments to Preferred Stock Conversion Prices for Diluting Issues.

(i) Special Definitions. For purposes of this Article 4, the following definitions shall apply:

(1) “Additional Shares of Common Stock” means all shares of Common Stock issued (or, pursuant to Section 4(d)(iii) below, deemed to be issued) by the Corporation after the “Original Issue Date” (as defined below), other than the following shares of Common Stock and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively, “Exempted Securities”): (A) as to any series of Preferred Stock, shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on such series of Preferred Stock (including dividends payable in connection with dividends on other classes or series of stock); (B) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Sections 4(e), 4(f), 4(g) or 4(h); (C) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Requisite Directors; (D) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved (x) prior to the Original Issue Date or (y) by the Requisite Directors; (E) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; (F) shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Requisite Directors; or (G) shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Requisite Directors.

(2) “Convertible Securities” means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(3) “Option” means any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(4) “Original Issue Date” means the date on which the first share of Series E Preferred Stock is issued.

(ii) No Adjustment of Preferred Stock Conversion Prices.

(1) No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(2) No adjustment in the Series A-2 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series A-2 Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(3) No adjustment in the Series B Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series B Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(4) No adjustment in the Series B-2 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series B-2 Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(5) No adjustment in the Series C Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series C Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(6) No adjustment in the Series D Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Series D Majority agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(7) No adjustment in the Series E Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Series E Majority agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(iii) Deemed Issue of Additional Shares of Common Stock.

(1) If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(2) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price of any series of Preferred Stock pursuant to the terms of Section 4(d)(iv), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price of such series of Preferred Stock computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price for such series of Preferred Stock as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this Section 4(d)(iii)(2) shall have the effect of increasing the Conversion Price applicable to a series of Preferred Stock to an amount which exceeds the lower of (A) the Conversion Price for such series of Preferred Stock in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (B) the Conversion Price for such series of Preferred Stock that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(3) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price of a series of Preferred Stock pursuant to the terms of Section 4(d)(iv) (either because the consideration per share (determined pursuant to Section 4(d)(v)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the applicable Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (A) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (B) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 4(d)(iii)(1)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(4) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price of any series of Preferred Stock pursuant to the terms of Section 4(d)(iv), the Conversion Price of such series of Preferred Stock shall be readjusted to such Conversion Price for such series of Preferred Stock as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(5) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is potentially subject to adjustment based upon subsequent events, any adjustment to the Conversion Price of a series of Preferred Stock provided for in this Section 4(d)(iii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (2) and (3) of this Section 4(d)(iii). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price of a series of Preferred Stock that would result under the terms of this Section 4(d)(iii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price for such series of Preferred Stock that such issuance or amendment took place at the time such calculation can first be made. In the event an Option or Convertible Security contains alternative conversion terms, such as a cap on the valuation of the Corporation at which such conversion will be effected, or circumstances where the Option or Convertible Security may be repaid in lieu of conversion, then the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of such Option or Convertible Security shall be deemed not calculable until such time as the applicable conversion terms are determined.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii)), without consideration or for a consideration per share less than the Series E Conversion Price in effect immediately prior to such issuance or deemed issuance, then the Series E Conversion Price shall be reduced, concurrently with such issuance or deemed issuance, to a price (calculated to the nearest one-hundredth of a cent) equal to the consideration per share received by the Corporation for such issue or deemed issue of the Additional Shares of Common Stock; provided that if such issuance or deemed issuance was without consideration, then the Corporation shall be deemed to have received an aggregate of $0.001 of consideration for all such Additional Shares of Common Stock issued or deemed to be issued. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii)), without consideration or for a consideration per share less than the Series D Conversion Price in effect immediately prior to such issuance or deemed issuance, then the Conversion Price for each series of Preferred Stock shall be reduced, concurrently with such issuance or deemed issuance, to a price (calculated to the nearest one-hundredth of a cent), (1) with respect to the Series E Conversion Price, determined as set forth in the first sentence of this Section 4(d)(iv), (2) with respect to the Series D Conversion Price, equal to the consideration per share received by the Corporation for such issue or deemed issue of the Additional Shares of Common Stock; provided that if such issuance or deemed issuance was without consideration, then the Corporation shall be deemed to have received an aggregate of $0.001 of consideration for all such Additional Shares of Common Stock issued or deemed to be issued, and (3) with respect to the Series C Conversion Price, Series B Conversion Price, Series B-2 Conversion Price, Series A Conversion Price and Series A-2 Conversion Price, determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(1) “CP2” means the Conversion Price of such series of Preferred Stock in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock;

(2) “CP1” means the Conversion Price of such series of Preferred Stock in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;

(3) “A” means the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(4) “B” means the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(5) “C” means the number of such Additional Shares of Common Stock issued in such transaction.

(v) Determination of Consideration. For purposes of this Section 4(d), the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property. Such consideration shall: (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest; (B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing: (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(vi) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price of a series of Preferred Stock pursuant to the terms of Section 4(d)(iv) and such issuance dates occur within a period of no more than 180 days from the first such issuance to the final such issuance then, upon the final such issuance, the Conversion Price for such series of Preferred Stock shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price of each series of Preferred Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price of each such series of Preferred Stock then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price of each series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price of each series of Preferred Stock shall be adjusted pursuant to this Section 4(f) as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of such series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event.

(g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

(h) Adjustment for Merger or Reorganization. Subject to the provisions of Section 2(d), if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 4(d), 4(e), 4(f) or 4(g)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of such Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price of each series of Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock. For the avoidance of doubt, nothing in this Section 4(h) shall be construed as preventing the holders of Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the General Corporation Law in connection with a merger triggering an adjustment hereunder, nor shall this Section 4(h) be deemed conclusive evidence of the fair value of the shares of Preferred Stock in any such appraisal proceeding.

(i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of a series of Preferred Stock pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such series of Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect for each series of Preferred Stock held by such holder, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of each such series of Preferred Stock.

(j) Notice of Record Date. In the event:

(i) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or series or any other securities, or to receive any other security;

(ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation shall send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (1) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (2) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

(a) Trigger Events. Upon either (i) the closing of the sale of Common Stock to the public at a price per share of at least $7.41177 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act resulting in at least $100,000,000 of gross proceeds to the Corporation and in connection with such offering the Common Stock is listed for trading on the Nasdaq Stock Market’s National Market or the New York Stock Exchange (a “Qualified IPO”), (ii) the closing of a Qualified SPAC Transaction, or (iii) the date and time, or the occurrence of an event, specified by vote or written consent of (1) the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, (2) the Requisite Series D Majority, and (3) the Requisite Series E Majority (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then all outstanding shares of Preferred Stock shall automatically be converted into shares of Class B Common Stock at the then effective conversion rate as calculated pursuant to Sections 4(a)(i) and 4(b) and such shares may not be reissued by the Corporation.

(b) Procedural Requirements. All holders of record of shares of Preferred Stock (or the applicable series thereof) shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock being converted that holds such shares of Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Section 5(a), including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), shall terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 5(b). As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall (i) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof or issue and deliver to such holder, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, and (ii) pay any declared but unpaid dividends on the shares of Preferred Stock converted.

6. Redeemed or Otherwise Acquired Shares. Unless approved by the Board of Directors and the Requisite Holders, any shares of Preferred Stock that are redeemed, converted or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption, conversion or acquisition. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

7. Waiver. Except as otherwise set forth herein, (a) any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the holders that would otherwise be required to amend such right, powers, preferences, and other terms, and (b) at any time more than one series of Preferred Stock is issued and outstanding, any of the rights, powers, preferences and other terms of any series of Preferred Stock set forth herein may be waived on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of such series that would otherwise be required to amend such right, power, preference, or other term.

8. Notices. Any notice required or permitted by the provisions of this Article 4 to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic transmission in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

ARTICLE 5. RESTRICTIONS ON TRANSFER

There shall be no restrictions imposed by this Certificate of Incorporation upon the transfer of shares of stock of any class. Nothing in this Article 5 shall prevent the Corporation and any stockholder from agreeing to such restrictions by separate agreement.

ARTICLE 6. OTHER PROVISIONS

Other lawful provisions are as follows.

A. BYLAWS

Subject to any additional vote required by this Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws.

B. BOARD OF DIRECTORS

Subject to any additional vote required by this Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws. Each director shall be entitled to one vote on each matter presented to the Board of Directors.

C. ELECTION OF DIRECTORS

Elections of directors need not be by written ballot unless the Bylaws shall so provide.

D. MEETINGS OF STOCKHOLDERS

Meetings of stockholders may be held within or outside of the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside of the State of Delaware at such place or places or in such manner or manners as may be designated from time to time by the Board of Directors or in the Bylaws.

E. LIMITATION OF DIRECTOR LIABILITY

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Part E of Article 6 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. Any amendment, repeal or elimination of the foregoing provisions of this Part E of Article 6 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such amendment, repeal or elimination.

F. INDEMNIFICATION

The following indemnification provisions shall apply to the persons enumerated below.

1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Part F of Article 6, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Part F of Article 6 or otherwise.

3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Part F of Article 6 is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

6. Non-Exclusivity of Rights. The rights conferred on any person by this Part F of Article 6 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws or any agreement, or pursuant to any vote of stockholders or disinterested directors or otherwise.

7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust organization or other enterprise.

8. Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance; (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Part F of Article 6; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Part F of Article 6.

9. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Part F of Article 6 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

G. EXCLUDED OPPORTUNITIES

The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, the persons referred to in clauses (i) and (ii) are “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BETA BIONICS, INC.

Beta Bionics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The name of the Corporation is Beta Bionics, Inc. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on August 30, 2024 under the name of the Corporation.

SECOND: The Amended and Restated Certificate of Incorporation then was filed with the Secretary of State of the State of Delaware on November 7, 2024 (the “Current Certificate”).

THIRD: That the Board of Directors of the Corporation duly adopted resolutions approving the following amendment of the Current Certificate, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor.

FOURTH: The following is hereby inserted into Article THIRD of the Current Certificate immediately before the first sentence therein:

Effective upon the filing of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), every 1.970 shares of Common Stock or Preferred Stock then issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall automatically be combined into one (1) share of Common Stock or Preferred Stock, as applicable, without any further action by the holders of such shares (the “Reverse Stock Split”). The Reverse Stock Split will be effected on a certificate-by-certificate basis, and any fractional shares resulting from such combination shall be rounded down to the nearest whole share on a certificate-by-certificate basis. No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Corporation’s Board of Directors. The Reverse Stock Split shall occur automatically without any further action by the holders of the shares of Common Stock and Preferred Stock affected thereby. All rights, preferences and privileges of the Common Stock and the Preferred Stock shall be appropriately adjusted to reflect the Reverse Stock Split in accordance with this Amended and Restated Certificate of Incorporation.

FIFTH: The foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the General Corporation Law.

SIXTH: The foregoing amendment to the Current Certificate was duly adopted in accordance with the provisions of Section 242 of the DGCL.

SEVENTH: This Certificate of Amendment, and the amendment to the Current Certificate contained herein, shall be effective at 5:00 pm, Pacific Time, on January 21, 2025.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be signed by its duly authorized officer on the 21st day of January, 2025.

Beta Bionics, Inc.

By:	/s/ Sean Saint
Name: Sean Saint
Title: President and Chief Executive Officer